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                                                                   EXHIBIT 10.78

Execution Copy

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT made and entered into as of the first day of July, 2003, by and between MOMENTUM FOOD SERVICES, INC., a corporation established and existing under the laws of the State of Florida, (hereinafter referred to as the "Tenant"), and Charles A. Beasley, an individual residing at 5600 Nathan Way, Bloomington, Indiana 47408 (hereinafter referred to as the "Landlord").

                             W I T N E S S E T H :

         WHEREAS, Landlord owns the improved real property and equipment described below and desires to lease such improved property on the terms and conditions as herein contained to Tenant, and Tenant desires to lease such improved property on the terms and conditions herein contained from Landlord;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, and other good and valuable bargained for consideration, the receipt and legal sufficiency of which is hereby acknowledged by both parties hereto, the parties do hereby agree, intending hereby to be legally bound, as follows:

                                    ARTICLE I
                                    PROPERTY

         1.1 Landlord agrees to lease to Tenant, for its sole use, possession and enjoyment, the property, including the real estate, building(s), and all equipment and/or leasehold improvements, the address of which is 403 East Locust Street Jasonville, Indiana 46438, as more particularly described on Exhibit A and Exhibit B hereto (hereinafter referred to as the "Property").

                                   ARTICLE II
                                   LEASE TERM

         2.1 The term of this Lease Agreement shall be for the One year (1) year period commencing on July 1, 2003, and ending on June 30, 2004, unless the Lease is extended pursuant to the terms of Section 2.2 below.

         2.2 Tenant shall have the right to renew or extend the term of this Lease Agreement following the expiration of the Lease Term (a "Renewal Term" or "Renewal Terms") for up to two successive five-year renewal periods. Such options to renew shall be on the same terms and conditions as this Lease Agreement, and the Rent for each year of any Renewal Term shall be at one hundred and ten percent (110%), or to effect and ten percent (%10%) increase of the then cumulate Rent at the commencement of each Renewal Term, if any, of the rate then in effect under this Lease Agreement or other Renewal Term. In the event Tenant exercises this option to renew, written notice thereof

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for any Renewal Term shall be given to Landlord at least ninety (90) days prior to the expiration of the Lease Term or any Renewal Term.

                                   ARTICLE III
                                      RENT

         3.1 The Tenant agrees to pay rent in the monthly amount of one thousand five hundred dollars ($1,500) for the Property, payable in advance on the first of each month, during the term hereof. Tenant shall make all payments of rent required under this Lease payable to Landlord's office at the address contained in Section 15.3 hereof or to such other entity and at such other place that Landlord may from time to time designate in writing.

         3.2 Tenant covenants that it will pay, when due, all real estate taxes and assessments of any kind and nature imposed against the Property for the term of this Lease Agreement. Tenant acknowledges that Landlord will have no obligation to pay any taxes or assessments of any kind and nature imposed against the Property.

                                   ARTICLE IV
                        LANDLORD AND TENANT IMPROVEMENTS

         4.1 The following items shall be the responsibility of the Landlord and undertaken (subject to review and reasonable approval by Tenant) at Landlord's expense:

            _____________________________________

            _____________________________________

         4.2 The following items shall be the responsibility of the Tenant and undertaken (subject to review and reasonable approval by Landlord) at Tenant's expense:

            _____________________________________

            _____________________________________

         4.3 During the Lease Term and any Renewal Term, Tenant shall not make structural or exterior alterations to the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but Tenant shall have the right, without Landlord's consent, to make non structural alterations to the interior of the Property ("Alterations") for the conduct of Tenant's business.

         4.4 Tenant's trade fixtures, furnishings and equipment in or on the Property shall remain Tenant's property for all purposes. At Tenant's option, Tenant shall remove any Alterations, other leasehold improvements and all of its property on or before the Expiration Date (or, as appropriate, the date the last Renewal Term expires), and Tenant shall return the Property to as good a condition as it was in on the date Tenant first

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occupied the Property, ordinary wear and tear, obsolescence and damage from the elements and casualty excepted.

                                    ARTICLE V
                    MAINTENANCE, REPAIRS, COSTS AND EXPENSES

         5.1 Tenant shall keep the Property and Tenant Improvements in good condition and repair (reasonable wear and tear and damage from casualty and the elements excepted) and shall suffer no waste on the Property except natural deterioration and damage by casualty and the elements. Tenant shall also clean the interior of the Property as Tenant deems reasonably necessary to maintain the Property in a clean and sanitary condition and shall maintain and be responsible for plate glass windows, plate glass doors and lighting fixtures on the Property.

         5.2 Tenant shall, for the term of this Lease and any Renewal Term, maintain in good and safe operating condition and repair the structural components of the Property and all improvements, including but not limited to the roof, exterior and load bearing walls, the floor, the foundation and the parking lot, the equipment and fixtures in the building, including but not limited to heating and air-conditioning equipment and electrical wiring and plumbing systems, unless any damage thereto is caused as a direct result of the intentional or negligent misconduct or omission of Tenant, or its employees, agents or invited guests or the breach of the provisions hereof by Tenant. Tenant shall keep the vehicular parking areas, pedestrian walkways, entranceways, docks, and the grounds surrounding the building clean, promptly removing therefrom all trash, rubbish, cartons or other debris.

         5.3 Landlord shall have no obligation to maintain or repair the Property pursuant to this Lease Agreement or in any other respect.

                                   ARTICLE VI
                              COVENANTS OF LANDLORD

         6.1 Landlord warrants, represents, covenants and agrees as of the date hereof and as of the date of Tenant's first occupancy hereunder as follows:

                  (a) Landlord owns the Property in fee simple and has full right, power and authority to enter into this Lease Agreement for the term (including any Renewal Term) herein granted; upon the payment of the Rent herein provided and upon the substantial performance of all the material terms of this Lease Agreement by Tenant, Tenant shall at all times during the Lease Term and during any Renewal Term peaceably and quietly enjoy the sole use, occupancy and possession of the Property without any disturbance from Landlord or anyone claiming through the Landlord by assignment, mortgage, sale, pledge or otherwise; Landlord is in undisputed and peaceful possession of the Property and has the right to convey the leasehold interest to Tenant as provided herein; there currently exists adequate access, parking and utility (power, light, gas, water, sewer and telephone, etc.) service to the Property for the purposes anticipated by the parties hereto;

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there are no title retention contracts, bills of sale or other encumbrances, of record or otherwise, affecting the title to any personal property installed on the Property; and there are no threatened or pending suits, proceedings (including, but not limited to, an action for a taking of all or any part of the Property for a public or quasi-public use), judgments, bankruptcies, liens or executions against Landlord or affecting the Property.

                  (b) The Property may be used by Tenant during the Lease Term and any Renewal Term for a manufacturing and distribution center and associated maintenance and office use.

                  (c) The Property is tenantable and conforms and complies with any and all applicable laws (including, but not limited to the U.S. Department of Agriculture, the American with Disabilities Act; regulations; building, safety and other applicable codes; ordinances or private restrictions).

                  (d) There are no proposals for rezoning, street widening, or utility work that might affect Tenant's use or occupancy of, or access to, the Property.

                                   ARTICLE VII
                               COVENANTS OF TENANT

         7.1      Tenant covenants and agrees as follows:

                  (a) Tenant shall pay the Rent herein stipulated at the time and in the manner herein provided.

                  (b) Tenant shall observe and comply with all laws, ordinances and regulations applicable to the it with respect to the Property and all lawful orders and requirements imposed by any other duly constituted governmental authority having jurisdiction over the Property. Tenant shall be responsible for the cost of compliance with any change in applicable building or safety codes or regulations with respect to the Property during the term of this Lease Agreement.

                  (c) Should any lien be filed against the Property or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause same to be canceled and discharged of record by bond or otherwise within sixty (60) days after notice given by Landlord to Tenant. Should the Tenant fail to do so, Landlord, at its sole option, may take such steps as are necessary, including the filing of an action in Court against the lienor to remove the lien; in which case Tenant shall be liable for the Landlord's reasonable costs and attorney's fees incurred in doing so.

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                                  ARTICLE VIII
                                       USE

         8.1 Tenant may use the Property for any lawful purpose and shall not use or permit any of the Property to be used for any unlawful purpose.

         8.2 Tenant shall have the right sole and exclusive right to place exterior signs on the fascia and side of the building and above the building, subject to any applicable laws, codes or ordinances. Tenant shall be solely responsible for maintaining its signs and shall remove them, and repair any damage caused by such removal, on or before the expiration of the Lease Term or any renewal hereof.

         8.3 Landlord and its agents, employees, and contractors shall have the right to enter the Property during normal business hours, without due interference with the conduct of Tenant's business therein, to inspect and examine the Property and, during the last year of the Lease Term or the Renewal Term, to exhibit the Property to prospective purchasers, mortgagees or tenants.

                                   ARTICLE IX
                            ASSIGNMENT AND SUBLETTING

         9.1 Tenant shall not, without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed: (i) assign, convey, mortgage, pledge or encumber this Lease Agreement or any interest under it; or (ii) sublet the Property or any part thereof.

         9.2 Notwithstanding anything herein to the contrary, if at any time or from time to time during the Lease Term Tenant desires to sublet all or a part of the Property or assign, convey, mortgage, pledge or encumber this Lease Agreement or any interest under it, Tenant shall notify Landlord in writing (hereinafter referred to in this Article IX as the "Notice") of the terms of the proposed subletting or assignment, the identity of the proposed assignee or subtenant and the area proposed to be sublet. Notwithstanding the provisions of this Article IX, Tenant may sublet or assign, convey, mortgage, pledge, encumber, or otherwise transfer this Lease Agreement or any interest under it to its parent corporation or to an affiliate or subsidiary corporation of which such parent corporation owns the majority of the shares of common stock without Landlord's prior written consent or approval. In such event, Tenant shall notify Landlord, in writing, of such an assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer prior to the commencement of the term of such assignment or sublease.

         9.3 Within twenty (20) days after Landlord's receipt of the proposed assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer, Landlord shall approve or disapprove in writing the terms of the proposed assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer, and the proposed assignee or subtenant or other party thereto. Failure to so approve or disapprove with such twenty (20) day period shall be deemed approval by Landlord. If a

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fully executed counterpart of such assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer is not delivered to Landlord within forty-five (45) days after the date of Landlord's approval, then Landlord's approval of same shall be deemed null and void and Tenant shall again comply with all the conditions of this Section 9.3 as if the Notice hereinabove referred to had not been given and received.

         9.4 If, with the consent of Landlord, this Lease Agreement is assigned or the Property or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease Agreement, or (ii) the release of Tenant from further performance by Tenant of its covenants under this Lease Agreement.

                                    ARTICLE X
                                    CASUALTY

         10.1 If the Property is damaged or rendered untenantable by fire or other casualty, this Lease Agreement shall continue in effect and all of Tenant's obligations under this Agreement, including the obligation to pay rent to Landlord will continue in full force and effect and Tenant shall not be entitled to any offset, setoff or to terminate this Agreement in any manner.

                                   ARTICLE XI
                                 EMINENT DOMAIN

         11.1 If all or any substantial part of the Property, including, but not limited to, ten percent (10%) of the parking, access, building or signage, should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Property by Tenant for the purpose for which it is then being used, then, at the sole option of Tenant, this Lease Agreement shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease Agreement for the expiration of the Lease Term.

         11.2 If part of the Property is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease Agreement is not terminated as provided in subsection 11.1 above, this Lease Agreement shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease Agreement shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances, and Landlord shall undertake to restore the Property to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

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                                   ARTICLE XII
                                    INSURANCE

         12.1 Tenant shall carry, at its expense, fire and extended coverage insurance insuring Tenant's interest in its improvements and betterments to the Property and any and all furniture, equipment, supplies, and other property owned, leased, held, or possessed by it and contained therein. Tenant may, in the alternative, elect to self-insure the Tenant improvements and its personal property in whole or in part.

         12.2 Tenant shall carry, at its expense, a policy or policies of comprehensive general liability insurance, including personal injury and property damage, in the amount of not less than One Million Dollars ($1,000,000) for property damage and One Million Dollars ($1,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Property, in either event arising from the intentional or negligent acts or omissions of Tenant, its employees, agents or business invitees. Said policy shall provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Tenant may, in the alternative, elect to self-insure the Property, in whole or in part, provided such self-insurance, along with any and all additional third-party insurance shall equal not less than One Million Dollars ($1,000,000). Tenant shall carry, at its expense, all risk, fire and extended coverage insurance insuring the Property for 100% of its replacement cost, as such may increase from time to time during the Term of this Lease. Certificates of Insurance shall be delivered to Landlord by Tenant upon Landlord's request and shall indicate Landlord as an additional insured as its interest may appear.

                                  ARTICLE XIII
                        INDEMNITY BY LANDLORD AND TENANT

         13.1 Tenant shall indemnify, protect and save Landlord and its shareholders, directors, officers, employees and agents harmless from suits, actions, damages, liabilities and expenses (including reasonable attorneys' fees) in connection with loss of life, bodily or personal injury or property damage arising from the occupancy or use by Tenant of the Property or occasioned wholly or in part by any intentional or negligent act or omission of Tenant, its agents, contractors, employees, invitees or licensees. Subject to Landlord's representations, warranties and covenants herein contained, including but not limited to its maintenance and repair obligations contained in Section 5 hereof and its indemnity obligation contained in Section 13.2 below, (i) Tenant shall store its property in and shall occupy the Property at its own risk, and (ii) Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise or equipment, fixtures or other personal property.

         13.2 Tenant shall give prompt notice to Landlord in case of fire or accidents on the Property, including notice of defects therein or in any fixtures or equipment. Tenant shall pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the terms of this Lease, including all reasonable attorney's fees and costs.

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                                   ARTICLE XIV
                         EVENTS OF DEFAULT AND REMEDIES

         14.1 The occurrence of any of the following shall constitute a breach and an event of default by Tenant:

                  (a) The Rent payable under this Lease Agreement is not paid within 10 business days after the date on which Tenant receives written notice that it is past due;

                  (b) Tenant breaches or fails to comply substantially with any material term, provision, condition, or covenant of this Lease Agreement, other than the payment of Rent hereunder.

         14.2 Upon the occurrence of an event of default, in the case of an event of default under subsection 14.1 (a) above, and, in the case of an event of default under subsection 14.1(b) above if such event of default is not cured within thirty (30) days after written notice of such event of default is given by Landlord to Tenant, or such longer period of time as is reasonably necessary under the circumstances, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease Agreement:

                  (a) Landlord, with or without terminating this Lease Agreement, may re-enter the Property without any breach of the peace or damage to Tenant's property and perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any material term, condition, covenant, agreement, or obligation of this Lease Agreement, and Tenant shall fully reimburse Landlord on demand for all costs and expenses reasonably incurred by Landlord in such performance, correction or repairing.

                  (b) Landlord, with or without terminating this Lease Agreement, may immediately, or at any time thereafter, demand in writing that Tenant vacate the Property and thereupon Tenant shall vacate the Property and remove therefrom all property thereon belonging to or placed on the Property by, at the direction of, or with consent of Landlord within thirty (30) days after receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to re-enter and take possession of the Property.

                  (c) Landlord, with or without terminating this Lease Agreement, may immediately or at any time thereafter, re-let the Property or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its commercially reasonable discretion may deem advisable, and Landlord may make any alterations or repairs to the Property which it may deem necessary or proper to facilitate such re-letting; and if this Lease Agreement shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease Agreement up to and including the date of beginning of payment of rent by any

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subsequent tenant of part or all of the Property, and thereafter Tenant shall pay monthly during the remainder of the Lease Term the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease Agreement, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

                  (d) Landlord may immediately or at any time thereafter terminate this Lease Agreement, and this Lease Agreement shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination, including, without limitation, all arrearages in rentals, costs, charges, reimbursements, the cost (including court costs and reasonable attorneys' fees) of recovering possession of the Property.

                  14.3 The occurrence of the following shall constitute a breach and an event of default by the Landlord:

                  (a) Any representation or warranty of Landlord herein contained shall be determined to be incorrect, false or misleading when made.

                  (b) Landlord breaches or fails to comply substantially with any material term, provision, condition or covenant of this Lease Agreement.

         14.4 If an Event of Default should occur on the part of Landlord, at any time after its occurrence, upon written notice to Landlord and Landlord's failure to cure such event of default within thirty (30) days after such notice, and without limiting Tenant's other rights or remedies, Tenant may cure such default and deduct or offset any such amounts from sums due to Landlord under this Lease Agreement until Tenant is fully compensated for the expenses it may incur and losses it may sustain as a result of such breach.

                                   ARTICLE XV
                             RIGHT OF FIRST REFUSAL

         15. If Landlord receives a bona fide offer from a third party to purchase the entire parcel of land of which the Property is a part during the term of this Lease or any renewal or extension hereof that is acceptable to Landlord, Landlord will provide Tenant with the terms of the offer in writing and offer to sell such parcel to Tenant on such terms. Tenant will have the right to accept the offer by written notice to Landlord, received by Landlord within ninety (90) days after Tenant's receipt of the offer. If Tenant accepts the offer, Tenant will be bound to purchase the Property within ninety (90) days after its notice of acceptance in accordance with the terms of the offer.

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                                   ARTICLE XVI
                    TENANT'S OPTION TO PURCHASE THE PROPERTY

         16.1 At any time during the Term of this Lease Agreement and any extension or renewal hereof, Tenant shall have the option, on reasonable notice to Landlord, to acquire the Property from Landlord for the amount of two hundred and twenty five thousand dollars ($225,000). Tenant reserves the right to have the Property appraised by an independent appraiser and in the event the appraised amount is deemed less that the Purchase Price, then to negotiate in good faith with Landlord to reach an adjusted Purchase Price.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1 The parties agree that at the request of either party a short form Lease of even date, herewith describing the Property, setting forth the term hereof and referring to this Lease, shall be promptly executed and recorded at the expense of the requesting party.

         17.2 All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the entity, person or persons may require.

         17.3

                  (a) All notices required or desired to be given with respect to this Lease Agreement in order to be effective shall be in writing and shall be deemed to be given to and received by the party intended to receive such notice when hand delivered or three (3) days after such notice shall have been deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed to the addresses specified in subsection 15.3(b) below. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.

                  (b)      Landlord:

                                       Charles A. Beasley
                                        5600 Nathan Way
                                  Bloomington, Indiana 47408

                       Tenant:

                                  MOMENTUM FOOD SERVICES, INC.
                                         P.O. Box 2185
                                 Front Royal, Virginia 22630

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         17.4     Landlord represents and warrants to Tenant that (i) the
Property is now, and at the time of the commencement of Tenant's occupancy thereof will be, free of any environmental contamination, (on, under or above the Property) of any nature whatsoever, (ii) Landlord has fully and completely complied with all applicable environmental laws with respect to the use, occupancy and ownership of the Property, (iii) the Property is not located on land which has been, is or is threatened to be (y) a land fill or (z) a storage, disposal or waste site for dangerous or hazardous wastes or substances under any applicable law, rule, regulation or ordinance and (iv) there are no underground storage tanks on or under the Property. Tenant shall indemnify and hold Landlord harmless from the presence of any hazardous substances or violations of law relating to the protection of the environment caused by Tenant's use of the Property and conduct of Tenant's business on or about the Property.

         17.5 Any dispute, controversy or claim arising out of or relating to this Lease Agreement or any agreement contemplated hereby shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), except as modified herein. The place of arbitration shall be the Indianapolis, Indiana. Each of the parties to the dispute, controversy or claim shall appoint one arbitrator who shall be an attorney skilled in the legal and business aspects of the subject matter of this Lease Agreement and of the dispute. The arbitrators so chosen by each of the parties shall within thirty (30) days jointly select a third impartial arbitrator. Notwithstanding the rules of the AAA, in any arbitration concerning this Lease Agreement the parties shall conform to the following: (i) discovery shall be limited to a maximum of one request to produce documents, thirty (30) written interrogatories (including subparts), and four (4) depositions per party (not to exceed one day in length each), and (ii) no expert witness testimony may be offered by any party unless the arbitrators, in their sole discretion, request same. The arbitrators' decision shall be final and binding on all parties to the dispute, non-appealable, and may be entered in any court in the United States of America for enforcement. The parties hereby irrevocably consent and submit to the jurisdiction of such arbitration panel and any court of law or equity chosen by the prevailing party to enforce their decision. The arbitrators may, by unanimous decision only, award reasonable attorneys' fees and/or the fees and expenses of the arbitrators to the party substantially successful on the merits of the key claims and/or issues that are the subject of the arbitration.

         17.6 This Lease Agreement constitutes and contains the sole, exclusive and entire agreement of Landlord and Tenant pertaining to the subject matter hereof, and no prior or contemporaneous oral or written representation, arrangement, covenant (including but not limited to any implied covenant at law or otherwise), course of dealing or agreement between the parties not expressly contained herein shall be binding thereon, nor shall any waiver of the terms hereof by any party be binding thereon, unless such modification, amendment or waiver is in writing, is dated after the date hereof, expressly states it is intended as an amendment, modification or waiver of the terms hereof and is signed by Landlord and Tenant. The content of each and every exhibit which is

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referenced in this Lease Agreement as being attached hereto is incorporated into this Lease Agreement as fully as if set forth in the body of this Lease
Agreement.

         17.7 If any clause or provision of this Lease Agreement is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease Agreement shall not be affected thereby, unless such invalidity is essential to the rights of either party hereto in which event this Lease Agreement shall terminate.

         17.8 The captions used in this Lease Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

         17.9 The provisions of this Lease Agreement shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns.

         IN WITNESS WHEREOF, the undersigned parties have caused this Lease Agreement to be signed and sealed on the day and year first above written.

                                    LANDLORD:
                                    Charles A. Beasley

                                    _______________________________________

                                    TENANT:
                                    MOMENTUM FOOD SERVICES, INC..

                                    _______________________________________
                                    By: Thomas P. Tanis, Jr.
                                    Title: Secretary

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                                   EXHIBIT "A"

                     [attach legal description of property]

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                                   EXHIBIT "B"

                        [attach schedule of fixed assets]

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